UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2008 Mark A. Stevens was appointed to the Board of Directors (the "Board") and the Compensation Committee of the Board of NVIDIA Corporation ("NVIDIA").

Mr. Stevens fills a vacancy created by an increase in the size of the Board of Directors from eight to nine. The Amended and Restated Certificate of Incorporation and Bylaws of NVIDIA provide for the Board to be divided into three classes, with each class having a three year term. Mr. Stevens will be a member of the second class of the Board, with a term expiring at the 2009 Annual Meeting of Stockholders.  Mr. Stevens served previously as a member of the NVIDIA Board from 1993 until June 2006.

In connection with his appointment to the Board, Mr. Stevens was granted a stock option to purchase 120,000 shares of NVIDIA common stock, at an exercise price of $11.66, the closing price of NVIDIA common stock as reported on the NASDAQ Global Select Market on September 3, 2008.  The stock option will vest in equal quarterly installments over a three-year period commencing September 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: September 8, 2008	By: /s/ David M. Shannon
David M. Shannon
Senior Vice President, General Counsel and Secretary